EXHIBIT 21

                    ROSTER OF SUBSIDIARIES OF THE COMPANY


     Pier 1 Assets, Inc., a Delaware corporation

          Pier 1 Licensing, Inc., a Delaware corporation

               Pier 1 Imports (U.S.), Inc., a Delaware corporation

                    Pier 1 Funding, LLC, a Delaware limited liability company

                    Pier Lease, Inc., a Delaware corporation

                    Pier-SNG, Inc., a Delaware corporation

                    PIR Trading, Inc., a Delaware corporation

                         Pier International Limited, a Hong Kong private company

                         Pier Alliance Ltd., a Bermuda company

                         The Pier Retail Group Limited, a United Kingdom company

                              The Pier (Retail) Limited, a United Kingdom company

                                   Pier Direct Limited, a United Kingdom
                                   company

                    Pier-FTW, Inc., a Delaware corporation

                    Pacific Industrial Properties, Inc., a Texas corporation

                    Pier Group, Inc., a Delaware corporation

               Pier 1 Holdings, Inc., a Delaware corporation

                    Pier 1 Services Company, a Delaware business trust

          Pier 1 National Bank, a national banking association